Exhibit 3.1

O.I. Corporation

Amendment to Bylaws of O.I. Corporation

The Bylaws of O.I. Corporation, an Oklahoma Corporation, are hereby amended as follows:

  Section I of Article VI is hereby amended by adding the following sentence at the beginning of the section:

Shares of the Company's stock may be issued electronically pursuant to the Direct Registration System or, by election of the shareholder, may be issued and represented by paper certificates.

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Adopted by the Board of Directors on

December 6, 2007